Clover Health Announces Business Transformation Initiatives to Accelerate Path to Profitability

April 17, 2023

Net annualized savings from initiatives expected to be approximately $30 million beginning in 2024

FRANKLIN, Tenn., April 17, 2023 (GLOBE NEWSWIRE) -- Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover” or “Clover Health” or “the company”), today announced business transformation initiatives to accelerate the company’s path to profitability, including an agreement to move its core plan operations to UST HealthProof’s integrated technology platform and additional corporate restructuring actions. These initiatives are expected to generate net annual cost savings of approximately $30 million beginning in 2024.

“Our focus at Clover is helping physicians detect and treat disease sooner via Clover Assistant,” said Andrew Toy, CEO of Clover. “Our partnership with UST HealthProof will allow us to rapidly improve the efficiency of non-strategic core MA operations and greatly reduce our administrative costs. We’re absolutely focused on delivering a sustainable, profitable Clover Heath to our members and investors, and this is a huge step in that direction.”

“This transformative partnership between UST HealthProof and Clover Health, two tech forward companies, is expected to unlock value by permitting each organization to focus on its core strengths. Clover will continue to innovate with our strong benefits, wide provider network and differentiated capabilities in Clover Assistant and Clover Home Care. Meanwhile, UST HealthProof’s experience working with health plans will accelerate our access to scaled operational efficiencies and strong insurance operations,” added Jamie Reynoso, Clover’s CEO of Medicare Advantage.

“We are committed to Clover’s long-term success and expect to unlock significant value, and deliver real savings through increased efficiency and operational excellence,” said Kevin Adams, CEO of UST HealthProof.

In addition to the UST HealthProof partnership, Clover also announced it recently conducted an independent reduction-in-force to better align its SG&A cost structure with its revenue base. This restructuring resulted in the elimination of approximately 10% of Clover’s workforce. The company anticipates that it will continue to deliver additional efficiencies in future periods via continued focus on streamlining operations, improving its technology platform and continuing to pursue a disciplined growth strategy focused on its core markets.

The company expects to record a total charge of approximately $7 to $9 million in 1H2023 to implement the UST HealthProof arrangement and the additional internal restructuring actions.

About Clover:

Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non-Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare. Its home page is www.cloverhealth.com/

About UST HealthProof:

UST HealthProof, a UST company, is on a mission to play a role in shaping how the future of healthcare is delivered. Focused on consumer-centric and cloud-based solutions to reduce administrative costs, UST HealthProof administers and serves over 3 million members across multiple lines of business including Medicare, Medicaid, Commercial, Individual and self-funded employer groups. Its proven core administration solutions and business process-as-a-service (BPaaS) provide transparency and improve operational efficiency, breaking down operational barriers to scale and driving strategic growth. Its home page is https://www.ust.com/en/ust-healthproof

Notice Regarding Forward-Looking Information

Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding expectations relating to cost savings and implementation of the business transformation initiatives, as well as the statements contained in the quotations of our executive officers, including expectations related to Clover Health's liquidity, future performance and profitability, future operations and future results. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com